As filed with the SEC on January 10, 1996     Registration No. 33-__________


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                      FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                ----------------------------------------------------

                              DETECTION SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)

                  NEW YORK                             16-0958589
           -------------------------------        ----------------------
          (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)             Identification No.)

                   130 PERINTON PARKWAY, FAIRPORT, NEW YORK 14450
                      (Address of Principal Executive Offices)

                                DETECTION SYSTEMS, INC.
                           1992 RESTATED STOCK OPTION PLAN
                               (Full title of the Plan)

               ----------------------------------------------------
                            Karl H. Kostusiak, President
                               Detection Systems, Inc.
                                130 Perinton Parkway
                             Fairport, New York   14450
                                   (716) 223-4060
               ----------------------------------------------------

                    (Name, address, including zip code, and
            telephone number, including area code, of agent for service)
               ----------------------------------------------------

                                      Copy to:
                                Justin P. Doyle, Esq.
                          Nixon, Hargrave, Devans & Doyle LLP
                             Clinton Square, P.O. Box 1051
                               Rochester, New York  14603

                           CALCULATION OF REGISTRATION FEE

                               Proposed          Proposed           Amount of
Securities to    Amount to be  Maximum Offering  Maximum Aggregate  Registration
be Registered    Registered    Price Per Share*  Offering Price*    Fee
-------------    ------------  ----------------  ----------------   ---------
Common Stock
$.05 par value
and associated
options          600,000       $6.125            $3,675,000         $1,267.00
           ------------------------------------------------------------------
*Inserted solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the last reported sale price for the registrant's Common Stock on the National Association of Securities Dealers Automated Quotation System on January 2, 1996.

                                 PART II

                       INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents which have been filed by Detection Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

         (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since March 31, 1995.

         (c)  The description of the Company's Common Stock contained in
Exhibit 4 to the Company's 1993 Annual Report on Form 10-K (File No. 0-
8125), including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The New York Business Corporation Law (the "BCL") provides that if a derivative action is brought against a director or officer of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her, in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In a nonderivative action or threatened action, the BCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

         Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         Article V, Section 2 of the Company's By-Laws contains provisions requiring indemnification by the Company of its directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entities in accordance with Sections 722-723 of the BCL.

         Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Company maintains insurance coverage under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts as defined in the policy, in their respective capacities as directors or officers.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         See Exhibit Index.


Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Perinton, State of New York, on January 5, 1996.

                        DETECTION SYSTEMS, INC.

                        By:    /s/ Karl H. Kostusiak
                        Name:  Karl H. Kostusiak
                        Title: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Date:  January 5, 1996     By:    /s/ Frank J. Ryan
                           Name:  Frank J. Ryan
                           Title: Vice President, Secretary and
                                  Treasurer (Principal Financial
                                  Officer and Principal Accounting Officer)


Date:  January 5, 1996     Name:  Donald R. Adair
                           Title: Director


Date:  January 5, 1996     Name:  Mortimer B. Fuller, III
                           Title: Director


Date:  January 5, 1996     By:    /s/ Karl H. Kostusiak
                           Name:  Karl H. Kostusiak
                           Title: President, Director


Date:  January 5, 1996     Name:  David B. Lederer
                           Title: Executive Vice President, Director


Date:  January 5, 1996     Name:  Edward C. McIrvine
                           Title: Director


Date:  January 5, 1996     /s/ Frank J. Ryan
                           Frank J. Ryan
                           Attorney-in-Fact

                              EXHIBIT INDEX

Exhibit
Number      Description                       Location
------      -----------                       --------

4-1      Certificate of Incorporation of     Incorporated by reference
         Detection Systems, Inc.             to Exhibit 3(a) of the
                                             registrant's 1993 Annual
                                             Report on Form 10-K


4-2      By-laws of Detection Systems, Inc.  Incorporated by reference to Exhibit 3(b) of the
                                             registrant's 1993 Annual
                                             Report on Form 10-K


4-3      Detection Systems, Inc. 1992        Exhibit 4-3
         Restated Stock Option Plan.


5        Opinion of Nixon, Hargrave,         Exhibit 5
         Devans & Doyle LLP.


23-1     Consent of Nixon, Hargrave,         Exhibit 5
         Devans & Doyle LLP is contained
         in its opinion filed as Exhibit 5
         to this Registration Statement.


23-2     Consent of Price Waterhouse LLP     Exhibit 23-2


25       Power of Attorney                   Exhibit 25


                               EXHIBIT 4-3

                         DETECTION SYSTEMS, INC.
                     1992 RESTATED STOCK OPTION PLAN


     The Detection Systems, Inc. 1992 Stock Option Plan is hereby amended, restated and renamed as the Detection Systems, Inc. Restated 1992 Stock Option Plan (the "Plan"), effective January 24, 1995, to reflect the Board's decision to increase the number of authorized shares and to expand eligibility to include certain nonemployees who perform services to or on behalf of Detection Systems, Inc. (the "Company") and its subsidiaries.

1.   PURPOSE
     The purpose of this Plan is to enable eligible key employees and nonemployees of the Company and its subsidiaries to purchase shares of Common Stock of the Company by means of incentive stock options and nonqualified stock options (collectively referred to as "options"). Through the use of such options, the Company expects to be able to attract and retain the best available talent and to encourage the highest level of performance of its key personnel.

2.   ADMINISTRATION
     The Plan shall be administered by a Stock option committee (the "Committee") consisting of not less than three members appointed by the Board of Directors of the Company, none of which during the twelve months prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16b-3 (c)(2)(i) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Company. The Board shall fill any vacancy on the Committee.

     Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine from among those persons who perform services to the Company to whom, and the time or times at which, options will be awarded, the number of shares included in the option and any other terms and conditions that may apply to such option; (b) to determine whether the options shall be incentive or nonqualified options; (c) to interpret the Plan; (d) to make and amend rules and regulations relating thereto; (e) to prescribe the form and conditions of the option agreements; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding upon the Company, the participants and all other persons.

3.   ELIGIBILITY
     Options may be awarded under the Plan only to key employees and key nonemployees of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned). Notwithstanding the foregoing, none of the following shall be eligible to participate in this Plan: the members of the Committee, any director who is not an officer or employee of the Company or one of its subsidiaries, Karl H. Kostusiak or David B. Lederer.

4.   SHARES AVAILABLE
     An aggregate of 250,000 shares of the Common Stock (par value $.05 per share) of the Company (subject to substitution or adjustment as provided in Section 8 hereof) shall be available for options under the Plan. Such shares may be authorized and unissued shares or may be treasury shares. If an option expires, terminates or is canceled without being exercised, new options may be thereafter granted covering such shares. No stock option may be granted more than ten years after the effective date of the Plan.

5.   TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS
     Incentive stock options may be granted only to employees of the Company and its subsidiaries. Each incentive stock option granted under the Plan to an employee shall be designated as such and shall be evidenced by an incentive stock option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and which shall contain the following terms and conditions:

     (a) Number of Shares. The option agreement shall specify the number of shares to which it pertains.

     (b) Purchase Price. The purchase price for each option shall be not less than the fair market value of the stock at the time such option is granted. The Committee shall determine the purchase price. If an option is granted to an employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "10-percent Shareholder"), the purchase price shall be at least 110 percent of the fair market value of the stock subject to the option.

     (c) Duration of Option. Each stock option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an incentive stock option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

     (d) Options Nontransferable. Each option by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime, only by the optionee, the optionee's guardian or the optionee's legal representative.

     (e)  Exercise Period.  Subject to the restriction in
Section 5(f), the exercise of each option shall be subject to such conditions as may be imposed by the Committee and specified in the option agreement. The Committee may, among other things, specify a minimum length of employment and may stagger the period of exercise by providing that only a certain percentage of options may be exercised each year.

     (f) Payment of Option Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash or by check or by delivery of shares of Common Stock of the Company registered in the name of the optionee, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing, any such shares so delivered to be deemed to have a value per share equal to the fair market value of the shares on such date.

     With the approval of the Committee, the Company may loan to the employee a sum equal to an amount up to 100 percent of the purchase price of the shares so purchased, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid annually on the unpaid balance of the promissory note at such rate as shall be published from time to time by the IRS as the appropriate arm's length interest rate. Such promissory note shall be secured by the pledge to the Company as collateral security of shares having an aggregate purchase price equal to or greater than the amount of the note. An optionee shall have, as to such pledged shares, all rights of ownership, including dividend and voting rights, even though subject to the security interest of the Company. Such shares shall be released by the Company when the proportionate amount of the note secured thereby is repaid to the Company. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be designated by the Committee and stated in the option agreement. Approval of this Plan by a majority vote of the shareholders of the Company shall constitute authorization under Section 714 of the New York Business Corporation Law for any loan made hereunder to any employee who is also a director of the Company.

(g) Maximum Value of Shares. No incentive option shall be granted to an employee under this Plan or any other incentive stock option plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

(h) Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any shares for which he is granted an option until the date of issuance to him of a stock certificate for such shares and no adjustment shall be made for any dividends or other rights the record date for which is prior to the date such stock certificate is issued.

(i) General Restriction. Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

6.   TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS
     Options other than incentive stock options may be granted under this Plan to both eligible employees and eligible nonemployees. Each such nonqualified option shall be evidenced by a nonqualified stock option agreement, shall be designated as a "nonqualified stock option," and shall conform to the foregoing provisions of Section 5 except the purchase price requirements of
Section 5(b), the 10-percent Shareholder restriction of Section 5(c) and the maximum value of grants of Section 5(g). The Committee may include, in its discretion, any terms or conditions in addition to those specified in Section 5. To the extent an option exceeds the limitations of Section 5(g), it shall be deemed a nonqualified option and shall otherwise remain in full force and effect. A nonqualified option may have a duration of 10 years and one day from the date such option is granted.

7.   TERMINATION OF EMPLOYMENT - EFFECT ON OPTIONS
     If the employment of an optionee terminates for any reason other than death or disability, an option may be exercised by him at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of termination, but only if, and to the extent that, he was entitled to exercise the option at the date of such termination. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee determines that the termination of employment of such optionee resulted from willful acts, or failure to act, by the optionee detrimental to the Company or any of its subsidiaries. The Committee shall determine whether an authorized leave of absence shall constitute a termination of employment for purposes of this Plan.

     If an optionee's employment terminates by reason of disability (within the meaning of Section 105 (d)(4) of the Internal Revenue Code) or death, his option may be exercised at any time prior to the earlier of the expiration of the option or the expiration of one year following the date employment terminated due to disability or death. If after termination of employment but before the expiration of the earlier of the option period or the three-month period, the optionee dies, the option shall continue to be exercisable only for the remainder of either such period (whichever is shorter) and the one-year period shall not be applicable.

     If employment of the optionee terminates for any reason other than disability, retirement or death, any unpaid balance remaining on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date. "Retirement" shall mean early or normal retirement as defined in the Company's retirement plan or, in the event there is no such plan, age 65.

8.   ADJUSTMENT OF SHARES
     In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

9.   NO EMPLOYMENT RIGHTS
     Neither the Plan nor any options granted under it shall confer upon any recipient any right with respect to continuance of employment by the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary by which a recipient is employed to terminate his employment at any time.

10.  WITHHOLDING TAXES
     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan to an employee pursuant to the exercise of a nonqualified stock option, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

11.  CHANGE IN CONTROL
     Upon acquisition of thirty percent or more of the Company's outstanding shares of stock having general voting rights by an unaffiliated person, entity or group, the Committee shall notify, in writing, each holder of an outstanding option of such change in control. Notwithstanding any other provision of this Plan or any option agreement, all options shall become fully exercisable on receipt of such notice. All outstanding options shall expire if not exercised within 30 days of receipt of the notice of a change of control.

12.  AMENDMENT AND DISCONTINUANCE
     This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board of Directors, except that the Board may not, without approval of the shareholders, materially increase the benefits accruing to participants under the Plan, increase the maximum number of shares as to which options may be granted under the Plan, change the minimum option price, change the class of eligible employees, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from a Committee consisting of directors not eligible to receive options under the Plan. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any option shall theretofore have been awarded, adversely affect the rights of such participant under such option.

13.  EFFECTIVE DATE
     The effective date of this restated Plan is January 24, 1995, provided that the Plan is adopted by the shareholders of the Company within twelve months of such date.

14.  GOVERNING LAW
     To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to incentive stock options and nonqualified stock options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of New York.


Dated: 1/24/95           DETECTION SYSTEMS, INC.

                         By:  /s/ Frank J. Ryan
                         Title:  Vice President, Secretary



                               Exhibit 5


January 2, 1996

Detection Systems, Inc.
130 Perinton Parkway
Fairport, New York   14450

Gentlemen:

We have acted as counsel to Detection Systems, Inc. (the "Company") in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to 600,000 shares of Common Stock of the Company, par value $.05 per share, pursuant to the Company's 1992 Restated Stock Option Plan (the "Plan").

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Certificate of Incorporation of the Company, as amended to the date hereof, (ii) the By-Laws of the Company, as amended to the date hereof, (iii) copies of certain resolutions duly adopted by the Board of Directors and shareholders of the Company and (iv) the Plan.

Based upon the foregoing, it is our opinion that the shares of Common Stock have been duly authorized, and, after (a) the above-referenced Registration Statement becomes effective with the Securities and Exchange Commission, and
(b) the Common Stock shall have been issued and delivered as described in the Plan and the consideration therefor shall have been received by the Company, such shares of Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,

NIXON, HARGRAVE, DEVANS AND DOYLE

/s/ Justin P. Doyle

Justin P. Doyle




                              Exhibit 23-2

                     Consent of Independent Auditors


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated May 11, 1995, which appears as Exhibit 12 of the Detection Systems, Inc. Form 10-K for the year ended March 31, 1995.


                                  /s/ Price Waterhouse LLP
                                  Price Waterhouse LLP



Rochester, New York
January 2, 1996


Exhibit 25

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned directors of Detection Systems, Inc., a New York corporation ("Company"), hereby constitute and appoint Karl H. Kostusiak or Frank J. Ryan, or either of them, their true and lawful attorneys and agents, each with full power of substitution and resubstitution and with full power and authority to act as such without the other, to do any and all acts and things and to execute any and all instruments which any of said attorneys and agents may deem necessary or advisable in connection with the Company's 1992 Restated Stock Option Plan ("Plan"), to enable the Company to comply with the Securities Act of 1933, as amended, and with any regulations, rules or requirements of the Securities and Exchange Commission thereunder in connection with the registration under said Act of the Common Stock, par value $.05 per share, to be issued by the Company in connection with the Plan, and to comply with the requirements of any applicable state securities law including specifically, but without limitation of the foregoing, power and authority to sign the names of the undersigned to the Registration Statement(s) on Form S-8 or such other forms as may be appropriate to be filed with the Securities and Exchange Commission, and to any amendment or amendments thereto filed with said Commission under said Act in such connection, the undersigned hereby ratifying and confirming all that said attorneys and agents, or any of them shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this instrument has been signed and delivered by each of the undersigned as of January 5, 1996.



/s/ Donald R. Adair            /s/ Mortimer B. Fuller, III
Donald R. Adair                Mortimer B. Fuller, III


/s/ Karl H. Kostusiak          /s/ David B. Lederer
Karl H. Kostusiak              David B. Lederer


/s/ Edward C. McIrvine
Edward C. McIrvine